Exhibit 23.4

	KPMG Audit Plc		Tel +44 (0) 131 527 6799
	Financial Services		Fax +44 (0) 131 527 6709
	Saltire Court		DX 553002 Edinburgh 50
20 Castle Terrace
Edinburgh EH1 2EG
United Kingdom

Private & confidential
The Directors		Your ref
HBOS plc
The Mound		Our ref	mp/cm
Edinburgh
EH1 1YZ

28 June 2010

Dear Sirs

Consent of Independent Auditor

We consent to the use of our report dated 26 February 2009, with respect to the consolidated balance sheets of HBOS plc and its subsidiary companies as of December 31, 2008 and 2007, and the related consolidated income statements, statements of recognised income and expense and cash flows for each of the years in the three-year period ended December 31, 2008, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Audit Plc

Edinburgh, United Kingdom

KPMG Audit Plc, a UK public limited company, is a subsidiary of KPMG
Europe LLP and a member firm of the KPMG network of independent
member firms affiliated with KPMG International Cooperative, a Swiss	Registered in England No 3110745
entity.	Registered office: 8 Salisbury Square, London EC4Y 8BB